SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2006

(date of earliest event reported)

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

as Depositor under a

Pooling and Servicing Agreement

dated as of February 1, 2006

providing for the issuance of

GreenPoint Mortgage Funding Trust

Mortgage Pass-Through Certificates

Series 2006-AR1

Delaware	333-120916	30-0183252

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
Incorporation)		Number)

383 MADISON AVENUE

NEW YORK, NEW YORK 10179

(Address of principal executive offices)

Registrant's telephone number, including area code:

(212) 272-2000

Item 8.01.	Other Events.

Filing of Collateral Materials

In connection with the proposed offering of the GreenPoint MFT Trust Mortgage Pass-Through Certificates Series 2006-AR1 (the “Certificates”), Bear, Stearns & Co. Inc., as underwriter (the “Underwriter”), has furnished certain collateral information (the “Collateral Materials”) to potential investors with respect to the mortgage loans (the “Mortgage Loans”) underlying the proposed offering of the Certificates. The Collateral Materials are listed as Exhibit 99.1 hereto and are filed herewith.

The information in the Collateral Materials is preliminary and will be superseded by the description of the Mortgage Loans contained in the Prospectus Supplement of Structured Asset Mortgage Investments II Inc. relating to the Certificates (the “Prospectus Supplement”) and by any other information subsequently filed with the Securities and Exchange Commission. The Collateral Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement.

In addition, the actual characteristics of the Mortgage Loans underlying the Certificates may differ from the information provided in the Collateral Materials, which were provided to certain investors only to give a sense of the underlying collateral which will effect the maturity, interest rate sensitivity and cash flow characteristics of the Certificates. Any difference between the collateral information in the Collateral Materials and the actual characteristics of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

99.1 Collateral Materials

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                                                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. (Registrant)

By: /s/ Baron Silverstein
Name: Baron Silverstein
Title: Authorized Representative
(Authorized Officer)

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Collateral Materials.

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